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                                                                   EXHIBIT 10w-1

                                 FIRST AMENDMENT
                                       TO
                            THE BELLSOUTH CORPORATION
                      DIRECTORS' COMPENSATION DEFERRAL PLAN

      THIS FIRST AMENDMENT is made to the BellSouth Corporation Directors' Compensation Deferral Plan (the "Plan"), as amended and restated as of the 1st day of May, 2001;

      WHEREAS, Section 10.1 of the Plan provides that the Board of Directors of BellSouth shall have the right, in its sole discretion, to amend the Plan at any time and, further, that the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature; and

      WHEREAS, Section 1.24 of the Plan in pertinent part designates the Chief Executive Officer of BellSouth (the "CEO") as Plan Administrator of the Plan;

      NOW, THEREFORE, pursuant to the authority vested in the CEO as Plan Administrator to approve non-material amendments to the Plan, the Plan is hereby amended as follows:

      Section 4.2(b) of the Plan is amended by inserting, immediately following the first sentence thereof, the following:

        All deferrals of Compensation otherwise payable with respect to special meetings of the Board (or a committee of the Board) shall be deemed invested in the Interest Income Option.

Any other provisions of the Plan not amended herein shall remain in full force and effect.

      This First Amendment shall be effective as of the 6th day of February, 2004.

                                By:         /s/ F. D. Ackerman
                                         ---------------------------------------
                                Title:   Chairman and Chief Executive Officer